UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

Current Report Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  October 10, 2012

PRIVATEBANCORP, INC.

(Exact Name of Registrant as Specified in its Charter)

Delaware	001-34066	36-3681151
(State or other jurisdiction of incorporation)	(Commission file number)	(I.R.S. employer identification no.)

120 S. LaSalle Chicago, Illinois	60603
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:  (312) 564-2000

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (See General Instruction A.2 below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 8.01              OTHER EVENTS

On October 10, 2012, PrivateBancorp, Inc. (the “Company”) announced that it had commenced an underwritten public offering of approximately $75 million of its common stock. The Company also announced plans to commence a separate public offering of $125 million aggregate principal amount of its subordinated debt securities. The Company intends to use the anticipated net proceeds from the offerings, together with existing cash resources, to redeem all $243.8 million of preferred stock that the Company issued to the United States Department of Treasury under the Troubled Asset Relief Program Capital Repurchase Program. Attached as Exhibit 99.1 is a copy of the press release, which is incorporated herein by reference.

ITEM 9.01              FINANCIAL STATEMENTS AND EXHIBITS

(d)                                 Exhibits.

Exhibits	Description

99.1	Press release dated October 10, 2012

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: October 10, 2012	PRIVATEBANCORP, INC.

	By:	/s/ Kevin M. Killips
Kevin M. Killips
Chief Financial Officer

INDEX TO EXHIBITS

Exhibit	Description

99.1	Press release dated October 10, 2012